Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-253571

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2022

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 20, 2021)

                Shares

Societal CDMO, Inc.

Series A Convertible Preferred Stock

This is a public offering of convertible preferred stock, or the Series A preferred stock, of Societal CDMO, Inc. We are offering                 shares of our Series A preferred stock.

There is no established trading market for the Series A preferred stock, and we do not expect a market to develop. In addition, we do not intend to list the Series A preferred stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Series A preferred stock will be limited.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SCTL.” On December 9, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.27 per share.

Subject to our shareholders approving an amendment to our Second Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of common stock we are authorized to issue, each share of Series A preferred stock is convertible into 10 shares of our common stock automatically upon such approval without any further action or the payment of additional consideration by the holder thereof. If such shareholder approval is not obtained by June 30, 2023, the then-in-effect conversion rate of the Series A preferred stock shall be increased by 10% and will increase by an additional 10% per year on June 30 of each year for which shareholder approval has not yet been obtained, subject to certain limits. In the event of our liquidation, dissolution or winding up, holders of our Series A preferred stock will be entitled to be paid out of our assets available for distribution to our shareholders before any proceeds are distributed to the holders of our common stock.

Shares of Series A preferred stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A preferred stock will be required to amend the terms of the Series A preferred stock or take certain other actions with respect to the Series A preferred stock.

Concurrently with this offering, and pursuant to a separate prospectus supplement, we are also conducting a public offering, or the Concurrent Offering, of                shares of our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$

Offering proceeds, before expenses	$	$

(1)	We refer you to the section entitled “Underwriting” beginning on page S-22 of this prospectus supplement for a description of the compensation to be received by the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Series A preferred stock to investors in book-entry form through the facilities of The Depository Trust Company on or about December         , 2022.

RBC Capital Markets

The date of this prospectus supplement is December         , 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the underwriters have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

Except where the context requires otherwise, references in this prospectus supplement to “Societal,” “the Company,” “we,” “us” and “our” refer to Societal CDMO, Inc., a Pennsylvania corporation, together with its subsidiaries.

Societal CDMO® and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statement contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include, among other things, statements about:

•	our estimates regarding expenses, future revenue, cash flow, capital requirements and timing and availability of and the need for additional financing;

•

our ability to maintain or expand our relationships, profitability and contracts with our key commercial partners, including the impact of changes in consumer demand for the products we manufacture for our commercial partners;

•

our ability to grow and diversify our business with new customers, including our ability to meet desired project outcomes with development customers, and the potential loss of development customers if they do not receive adequate funding or if their products do not obtain FDA approval;

•

the extent to which the ongoing COVID-19 pandemic and other diseases continue to disrupt our business operations and the financial condition of our customers and suppliers, including our ability to initiate and continue relationships with manufacturers and third-party logistics providers given recent supply chain challenges;

•

the extent to which inflation, global instability, including political instability and any resulting sanctions, export controls or other restrictive actions that may be imposed by the U.S. and/or other countries against governmental or other entities may disrupt our business operations or our financial condition or the financial condition of our customers and suppliers;

•

our ability to operate under increased leverage and associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives;

•

the performance of third-party suppliers upon which we depend for Active Pharmaceutical Ingredients, or APIs, various other direct and indirect materials, and other third parties involved with maintenance of our facilities and equipment;

•	our ability to maintain and defend our intellectual property rights against third-parties;

•	pharmaceutical industry market forces that may impact our commercial customers’ success and continued demand for the products we produce for those customers;

•

our ability to recruit or retain key scientific, technical, business development, and management personnel and our executive officers, including as a result of applicable state and federal vaccine mandates;

•

our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including current Good Manufacturing Practice, or cGMP, compliance and U.S. Drug Enforcement Agency, or DEA, compliance and other relevant regulatory authorities applicable to our business;

•	our ability to realize the expected benefits of our acquisition of IriSys, LLC, or IriSys;

•	our ability to consummate the transactions contemplated by the Sale-Leaseback Transaction and the RBC Credit Agreement (as such terms are defined herein);

•	our expectations related to the use of proceeds from this offering and the Concurrent Offering (as defined herein); and

•	the successful completion of the Concurrent Offering.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompany prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before investing in our securities, you should carefully read this entire prospectus, including the information incorporated by reference herein, especially the matters discussed in the information set forth under the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Overview

We are a bi-coastal contract development and manufacturing organization, or CDMO, with capabilities spanning pre-investigational new drug development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus in the area of small molecules. With an expertise in solving complex formulation and manufacturing problems, we are a leading CDMO providing development, end-to-end regulatory support, clinical and commercial manufacturing, aseptic fill/finish, lyophilization, packaging and logistics services to the global pharmaceutical market. In addition to our experience in handling DEA controlled substances and developing and manufacturing advanced dosage forms, we have the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities that, in the aggregate, total 145,000 square feet, in Gainesville, Georgia and San Diego, California.

We currently manufacture the following key products with our key commercial partners: Ritalin LA, Focalin XR, Verelan PM, Verelan SR, Verapamil PM, Verapamil SR and Donnatal liquids and tablets, as well as support numerous development stage products.

Effective March 21, 2022, we changed our name to Societal CDMO, Inc. to reflect the corporate transformation that has taken place primarily as a result of our acquisition and successful integration of IriSys into our organization.

We use cash flow generated by our business primarily to fund the growth of our CDMO business and to make payments under our credit facility. We believe our business will continue to contribute cash to fund our growth, to make payments under our credit facility and for other general corporate purposes.

Recent Developments

Purchase and Sale Agreement and Lease Agreement

On December 9, 2022, our wholly owned subsidiary, Societal CDMO Gainesville, LLC, or Societal Gainesville, entered into a purchase and sale agreement, or the Purchase Agreement, with Tenet Equity Funding SPE Gainesville, LLC, or the Purchaser, a subsidiary of Tenet Equity L.P., pursuant to which Societal Gainesville agreed to sell certain real estate located at 1300 Gould Drive, Gainesville, Georgia 30504, or the Property, to the Purchaser for a purchase price of $39.0 million. We collectively refer to the transactions contemplated thereby as the “Sale-Leaseback Transaction.”

The closing of the Sale-Leaseback Transaction is conditioned on, among other things, the outstanding principal amount of the term loans under the Athyrium Credit Agreement (as defined below) being reduced to $40 million or less (after the application of the proceeds from the Sale-Leaseback Transaction).

Pursuant to the terms of the Purchase Agreement, upon the closing of the Sale-Leaseback Transaction, Societal Gainesville and the Purchaser will enter into a lease agreement, or the Lease, pursuant to which Societal Gainesville will lease the Property from the Purchaser for an initial term of 20 years, with four renewal options of 10 years each. The total annual base rent under the Lease will be approximately $3.5 million per year and will increase (i) on the first anniversary of the effective date of the Lease, by the greater of (A) 3% and (B) the change in the consumer price index, not to exceed 5%; and (ii) thereafter, on each successive anniversary of the effective date of the Lease, at a rate of 3%. Societal Gainesville will also be responsible for payment of all operating expenses, property taxes and insurance for the Property. Pursuant to the terms of the Lease, Societal Gainesville will have a purchase option every 10 years and a right of first offer and a right of first refusal to purchase the Property should the Purchaser intend to sell the Property to a third party.

Seventh Amendment to Athyrium Credit Agreement

On December 9, 2022, we entered into a Seventh Amendment to Credit Agreement, or the Amendment, with the Guarantors (defined below), the Lenders (defined below), and Athyrium Opportunities III Acquisition LP, or Athyrium Opportunities III, in its capacity as administrative agent. The Amendment further amends that certain Credit Agreement, dated as of November 17, 2017 (as amended from time to time, the “Athyrium Credit Agreement”), by and among us, our subsidiaries named as guarantors therein, or the Guarantors, the lenders party thereto, or the Lenders, and Athyrium Opportunities III.

The Amendment provides, among other things: (i) Athyrium Opportunities III’s and the Lenders’ required consent regarding the Sale-Leaseback Transaction; (ii) for certain amendments to the Athyrium Credit Agreement, including an adjustment to the amount and timing of the required principal amortization payments, made in conjunction with the Sale-Leaseback Transaction; and (iii) for a prepayment of principal the terms loan made under the Athyrium Credit Agreement in an aggregate amount equal to the $60 million in aggregate principal amount (plus accrued and unpaid interest and the required exit fee).

RBC Credit Agreement

On December 12, 2022 we entered into a Credit Agreement with our subsidiaries named as guarantors therein, Royal Bank of Canada, who is also acting as the underwriter in this offering and the Concurrent Offering, in its capacity as administrative agent, or RBC, and the lenders named therein, or the RBC Credit Agreement. The RBC Credit Agreement provides for a term loan, or the Term A Loan, in the original principal amount of up to $37.5 million to be funded on the closing date thereof, or the RBC Credit Agreement Closing, which is expected to occur before the end of 2022 upon the satisfaction of the closing conditions set forth in the RBC Credit Agreement. The maturity date, or the Maturity Date, of the Term A Loan under the RBC Credit Agreement is the three-year anniversary of the RBC Credit Agreement Closing.

The RBC Credit Agreement Closing and funding thereunder is contingent on certain closing conditions, including the completion of the Sale-Leaseback Transaction, a minimum $32.5 million equity financing being raised by us, and full repayment of all existing debt facilities, including the term loans under the Athyrium Credit Agreement. The original principal amount of the Term A Loan shall be adjusted lower on a dollar for dollar basis to the extent such equity financing is greater than $32.5 million; provided that such original principal amount shall be not be less than $35 million.

The Term A Loan will bear interest at a floating rate equal to the three-month term Secured Overnight Financing Rate, or SOFR, with an initial floor of 1%, plus an applicable margin that is equal to 4.50% per annum for the first year following the RBC Credit Agreement Closing and increases to 5.00% for the second year following the RBC Credit Agreement Closing and 5.50% for the third year following the RBC Credit Agreement Closing and thereafter, with quarterly interest payments due and owing until the Maturity Date. The outstanding principal amount of the Term A Loan will be repaid in quarterly amortization payments (subject to the Asset Paydown (defined below)), commencing with the quarter ending March 31, 2023, in an amount equal to (i) 1.25% of the original principal amount for all quarterly principal payments made through December 31, 2023; (ii) 1.875% of the original principal amount for all quarterly principal payments due for the quarter ending March 31, 2024 through the quarter ending December 31, 2024; (iii) 2.50% of the original principal amount for all quarterly principal payments due for the quarter ending March 31, 2025 until the Maturity Date; and (iv) all outstanding principal amount of the Term A Loan shall be deemed to be $10 million less than the fully funded amount for purposes of calculating amortization payments upon the occurrence of the Asset Paydown (as defined below) if it occurs within 12 months from the funding date of the Term A Loan. The remaining principal amount of Term A Loan is due and payable on the Maturity Date.

Subject to certain exceptions, we are required to make mandatory prepayments of the Term A Loan with the cash proceeds received in respect of asset sales, extraordinary receipts and debt issuances, upon a change of control and specified other events. Additionally, we are obligated to repay $10 million of principal, or the Asset Paydown, within 12 months of the RBC Credit Agreement Closing upon the sale of certain real property located at 1300 Gould Drive, Gainesville, Georgia 30504. If such real property is not sold within the first 12 months of the RBC Credit Agreement Closing, (i) the amortization percentages referenced above will increase by an additional 0.625% for each installment due until such time as such real property is sold and the Asset Paydown is made and (ii) we will be required to pay, ratably to the Lenders as of the date 12 months after the funding of the RBC Credit Agreement, a fee equal to 1.00% of the original principal balance of Term A Loan funded on the funding date.

We may make voluntary principal prepayments in whole or in part, provided that such prepayments are in minimum amounts of $1 million and in whole multiples of $250,000 in excess thereof. Such prepayments will not be subject to any prepayment fee or penalty outside of any compensation required to be paid to lenders on account of any actual loss or expense related to liquidation or reemployment of deposits or other funds required for the lender to maintain term SOFR loans (which shall not include compensation for loss of anticipated profits).

We expect to use the proceeds from the Term A Loan, this offering, and the Concurrent Offering, to repay in full all outstanding indebtedness under the Athyrium Credit Agreement and terminate such agreement, which had provided us with $100 million in term loans due on December 31, 2023, at an interest rate equal to the three-month LIBOR rate, with a 1% floor plus 8.25% per annum.

At September 30, 2022, we reported unamortized deferred issuance costs of $5.7 million related to the Athyrium Credit Agreement. We expect there will be a non-cash write-off of this balance in the fourth quarter of 2022 as a result of us entering into the RBC Credit Agreement, in addition to certain other fees and expenses, which we plan to present in the aggregate as a loss on extinguishment of debt within the consolidated statement of operations.

The RBC Credit Agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default. Certain of the customary negative covenants limit our ability and certain of our subsidiaries, among other things, to incur debt, grant liens, make investments, make acquisitions, make certain restricted payments and sell assets, subject to certain exceptions. In addition, the RBC Credit Agreement requires that we comply with a minimum liquidity covenant that is measured as of the end of each fiscal quarter and requires at least $4 million of liquidity through September 30, 2023 (which amount increases to $4.5 million and $5 million in subsequent periods). The RBC Credit Agreement also includes a maximum leverage ratio beginning at 3.75:1.00 and stepping down to 2.75:1.00 and a minimum fixed charge ratio of 1.15:1.00, with both covenants being measured as of the end of each fiscal quarter.

Concurrent Offering of Shares of Common Stock

Concurrently with this offering, we are conducting a public offering of             shares of our common stock, which we refer to as the Concurrent Offering. The Concurrent Offering is being conducted as a separate public offering by means of a separate prospectus supplement. This offering is not contingent upon the completion of the Concurrent Offering and the Concurrent Offering is not contingent upon the completion of this offering.

We cannot assure you that either or both of the offerings will be completed. Additionally, the Sale-Leaseback Transaction is conditioned on, among other things, the outstanding principal amount of the term loan under the Athyrium Credit Agreement being reduced to $40 million or less, and we cannot assure you that we will be able to meet this condition absent the completion of this offering and the Concurrent Offering. Furthermore, the funding of the RBC Credit Agreement is contingent on the completion of the Sale-Leaseback Transaction, a minimum $32.5 million equity financing being raised by us, and full repayment of all existing debt facilities, including the term loans under the Athyrium Credit Agreement.

Corporate Information

We were incorporated under the laws of the Commonwealth of Pennsylvania in November 2007. Our principal executive offices are located at 1 E. Uwchlan Ave, Suite 112, Exton, Pennsylvania 19341, and our telephone number is (770) 534-8239. Our website address is www.societalcdmo.com. The information contained in, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Series A preferred stock offered by us	shares

Conversion of the Series A preferred stock	Each share of our Series A preferred stock will initially automatically convert into 10 shares of our common stock without any further action or the payment of additional consideration by the holder thereof, subject to and immediately upon, approval by our shareholders of an amendment to our Second Amended and Restated Articles of Incorporation, as amended, and filing and effectiveness thereof, to increase the number of shares of common stock we are authorized to issue, which we refer to as Authorized Share Approval. If Authorized Share Approval is not obtained by June 30, 2023, the then-in-effect conversion rate of the Series A preferred stock shall be increased by 10% and will increase by an additional 10% per year on June 30 of each year for which the Authorized Share Approval has not yet been obtained, subject to certain limits. See the “Description of Securities We Are Offering” section of this prospectus supplement beginning on page S-18 for additional information.

Liquidation preference of Series A preferred stock	In the event of our liquidation, dissolution or winding up, holders of our Series A preferred stock will be entitled to be paid out of our assets available for distribution to our shareholders before any proceeds are distributed to the holders of our common stock.

Voting Rights	Shares of Series A preferred stock will generally have no voting rights except as required by law and except that the consent of the holders of a majority of our outstanding shares of Series A preferred stock will be required to amend the terms of the Series A preferred stock or take certain other actions with respect to the Series A preferred stock.

Dividends	Holders of Series A preferred stock shall be entitled to receive dividends or distributions on shares of Series A preferred stock equal (on an as-if-converted-to-common stock basis) to and in the same form as dividends or distributions actually paid on shares of the common stock when, as and if such dividends or distributions are paid on shares of common stock. No other dividends or distributions shall be paid on shares of Series A preferred stock.

Use of proceeds

We estimate that the net proceeds to us from this offering and the Concurrent Offering will be approximately $        million. We intend to use the net proceeds from this offering and the Concurrent Offering for the repayment of our outstanding debt facility with Athyrium Opportunities III and associated costs to satisfy closing conditions for a capital structure refinancing, including the Sale-Leaseback Transaction in connection with our facility in Gainesville, Georgia, and Term A Loan debt facility with Royal Bank of Canada. We intend to use the net proceeds from this offering and the Concurrent Offering, together with proceeds from the new Term A Loan and the

Sale-Leaseback Transaction, to repay in full and retire the outstanding debt facility with Athyrium Opportunities III, with any remaining proceeds to be used for general corporate and working capital purposes. See the “Use of Proceeds” section of this prospectus supplement beginning on page S-14 for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-10 and the documents referred to therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Concurrent offering	Concurrently with this offering, we are conducting a public offering of shares of our common stock. The Concurrent Offering is being conducted as a separate public offering by means of a separate prospectus supplement. This offering is not contingent upon the completion of the Concurrent Offering, and the Concurrent Offering is not contingent upon the completion of this offering.

Nasdaq Capital Market symbol	There is no established public trading market for the Series A preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A preferred stock on the Nasdaq Capital Market or on any national securities or other nationally recognized trading system. Our common stock is listed on the Nasdaq Capital Market under the symbol “SCTL.”

There are no shares of Series A preferred stock issued or outstanding prior to this offering. The number of shares of our common stock outstanding as of September 30, 2022 was 56,679,389 and excludes:

•	8,116,892 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 at a weighted-average exercise price of $3.88 per share;

•	2,145,666 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2022;

•	288,667 shares of our common stock available for future issuance as of September 30, 2022 under our Amended and Restated Equity Incentive Plan; and

•	348,664 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2022 with a weighted average exercise price of $1.73 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants or settlement of the restricted stock units described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our common stock, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 (as supplemented by any subsequently filed Quarterly Reports on Form 10-Q), as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to This Offering

Management will have broad discretion over the use of the proceeds from this offering and the Concurrent Offering and may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering and the Concurrent Offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will have limited information concerning our management’s specific intentions regarding the use of the proceeds of this offering and the Concurrent Offering and be relying on the judgment of our management regarding the application of the proceeds of this offering and the Concurrent Offering. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, short-term investments and the net proceeds from this offering and the Concurrent Offering, their ultimate use may vary substantially from their currently intended use. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering and the Concurrent Offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

If you purchase the Series A preferred stock sold in this offering, and assuming its conversion into shares of our common stock, you will experience immediate and substantial dilution in the net tangible book value per share of the common stock.

Since the price per share of the common stock issuable upon the conversion of the Series A preferred stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $        per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and based on a net tangible book value (deficit) of our common stock of $(0.16) per share as of September 30, 2022, if you purchase shares of Series A preferred stock in this offering, you will suffer immediate dilution of $        per share in the net tangible book value of common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

Our shareholders will experience additional dilution upon the issuance of common stock being offered pursuant to the Concurrent Offering of our common stock.

The issuance of shares of our common stock being offered pursuant to the Concurrent Offering will be dilutive to the outstanding shares of common stock. Any dilution or potential dilution may cause our shareholders to sell their shares, which would contribute to a downward movement in the price of our common stock.

Future issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants outstanding, will further dilute your ownership interests and may adversely affect the future market price of our common stock.

We expect that significant additional capital will be needed in the future to continue our planned operations. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options and warrants to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Immediately after this offering and the Concurrent Offering, we will have                 outstanding shares of common stock, based on the number of shares our common stock outstanding as of September 30, 2022. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or certain of our existing shareholders. In addition, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

The market price and trading volume of our common stock have been and may continue to be volatile.

The market price for our common stock has been volatile and may continue to fluctuate or may decline significantly in the future. An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to continue to be highly volatile or subject to wide fluctuations. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, among other things:

•	our ability to consummate the transactions contemplated by the Sale-Leaseback Transaction and the RBC Credit Agreement;

•	our expectations related to the use of proceeds from this offering and the Concurrent Offering;

•	the successful completion of this offering and the Concurrent Offering;

•	FDA, state or international regulatory actions, including actions on regulatory applications for any of our commercial partners’ product candidates;

•

Noncompliance with applicable state, federal, and international data privacy and security laws and regulations including, without limitation, the General Data Protection Regulation (Regulation (EU) 2016/679), as amended, and the California Consumer Privacy Act of 2018, as amended;

•	legislative or regulatory changes;

•	judicial pronouncements interpreting laws and regulations;

•	changes in government programs;

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	changes in demand for or pricing of our customers’ products;

•	the sales ramp and trajectory for our formulation, development and manufacturing services;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	changes in accounting principles;

•	litigation or public concern about the safety of our products or similar products;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant shareholders;

•	our announcement of financing transactions, including debt, convertible notes, etc.; and

•	actions by institutional or activist shareholders.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Any such litigation could result in substantial costs and a diversion of our management’s attention and resources.

There is no public market for the Series A preferred stock being offered by us in this offering.

There is no established public trading market for the Series A preferred stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A preferred stock on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A preferred stock will be limited.

If you purchase Series A preferred stock sold in this offering, you will not be able to convert the Series A preferred stock to common stock until after the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock is approved by the requisite vote of our shareholders.

The Series A preferred stock will only be convertible into common stock upon receipt of shareholder approval of an increase in the number of authorized shares of our common stock. While we intend to use commercially reasonable efforts to obtain the requisite approval from our shareholders, we can offer no assurance that we will ever be able to obtain such approval. If the increase in the number of authorized shares of common stock is not approved by our shareholders, the Series A preferred stock may never become convertible.

Risks Related to the Sale-Leaseback Transaction and the RBC Credit Agreement

Our ability to complete the Sale-Leaseback Transaction and close on the RBC Credit Agreement is subject to several closing conditions and the receipt of consents and approvals from third parties, which may impose conditions that could adversely affect us or cause the contemplated transactions not to be completed.

The completion of the Sale-Leaseback Transaction is subject to a number of closing conditions as specified in the Purchase Agreement entered into with the Purchaser. These include, among others, the outstanding principal amount of the term loans under the Athyrium Credit Agreement being reduced to $40 million or less (after the application of the proceeds from the Sale-Leaseback Transaction). Although we have (i) reached an agreement with Royal Bank of Canada to refinance a portion of the term loans under the Athyrium Credit Agreement; (ii) reached an agreement with Athyrium to provide their consent to the Sale-Leaseback Transaction; and

(iii) intend to proceed with this offering, no assurance can be given that we will be successful with regard to those matters, and that all of the closing conditions under the Purchase Agreement will be satisfied in a timely manner or at all. Any delay in completing the Sale-Leaseback Transaction could cause us not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve. In addition, we can provide no assurance that these conditions will not result in the abandonment or delay of the Sale-Leaseback Transaction, the RBC Credit Agreement, or this offering.

Similarly, the closing and funding of the Term A Loan under the RBC Credit Agreement is subject to a number of closing conditions as specified in the RBC Credit Agreement entered into with the Royal Bank of Canada. These include, among others, (i) the completion of an equity financing by us resulting in net proceeds of no less than $32.5 million, (ii) the completion of the Sale-Leaseback Transaction, and (iii) full repayment of all existing debt facilities, including the term loans under the Athyrium Credit Agreement. Although we have reached an agreement with the Purchaser regarding the Sale-Leaseback Transaction and we intend to proceed with this offering, no assurance can be given that all of the required consents and approvals will be obtained or that the closing conditions under the RBC Credit Agreement will be satisfied in a timely manner or at all. Any delay in closing on the RBC Credit Agreement and receiving the proceeds from the Term A Loan could cause us not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve. In addition, we can provide no assurance that these conditions will not result in the abandonment or delay of the Sale-Leaseback Transaction, the RBC Credit Agreement, or this offering.

The occurrence of any one of these events could have a material adverse effect on our results of operations, cash flows, financial condition and/or the trading price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million.

In addition, we estimate that the net proceeds to us from the Concurrent Offering will be approximately $         million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This offering is not contingent upon the completion of the Concurrent Offering, and the Concurrent Offering is not contingent upon the completion of this offering.

We expect to use the net proceeds from this offering and the Concurrent Offering to repay $        million of the $100 million outstanding principal amount of the term loans under the Athyrium Credit Agreement. The term loans under the Athyrium Credit Agreement bear a rate of interest equal to the three-month LIBOR rate, with a 1% floor plus 8.25% per annum, and mature on December 31, 2023.

We intend to use the net proceeds from this offering and the Concurrent Offering for the repayment of our outstanding debt facility with Athyrium Opportunities III and associated costs to satisfy closing conditions for a capital structure refinancing, including the Sale-Leaseback Transaction in connection with our facility in Gainesville, Georgia, and the Term A Loan debt facility with Royal Bank of Canada. We intend to use the net proceeds from this offering and the Concurrent Offering, together with proceeds from the new Term A Loan and the Sale-Leaseback Transaction, to repay in full and retire the outstanding debt facility with Athyrium Opportunities III, with any remaining proceeds to be used for general corporate and working capital purposes.

Pending use of the proceeds from this offering and the Concurrent Offering as described above, we intend to invest the net proceeds of this offering in money market funds, certificates of deposit and corporate debt securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and our ability to pay cash dividends is currently prohibited by the terms of our credit facility with Athyrium III. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, on our common stock will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value (deficit) as of September 30, 2022 was $(9.0) million, or $(0.16) per share of common stock based upon 56,679,389 shares outstanding. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2022.

After giving effect to our issuance and sale of                 shares of our Series A preferred stock in this offering at the public offering price per share of Series A preferred stock of $         , assuming the conversion of all shares of our Series A preferred stock sold in this offering into                shares of our common stock, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2022 would have been $        million, or $        per share. This represents an immediate increase in net tangible book value of $         per share to existing shareholders and an immediate dilution in net tangible book value of $        per share of common stock to investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share of common stock into which the shares of Series A preferred stock being offered as part of this offering are convertible		$
Net tangible book value (deficit) per share of common stock as of September 30, 2022.	$(0.16)
Increase in net tangible book value per share of common stock attributable to new investors in this offering
As adjusted net tangible book value		$
Dilution per share to new investors in this offering		$

The foregoing table and calculations are based on 56,679,389 shares of our common stock outstanding as of September 30, 2022 and excludes:

•	8,116,892 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 at a weighted-average exercise price of $3.88 per share;

•	2,145,666 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2022;

•	288,667 shares of our common stock available for future issuance as of September 30, 2022 under our Amended and Restated Equity Incentive Plan; and

•	348,664 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2022 with a weighted average exercise price of $1.73 per share.

The above discussion and table do not take into account giving effect to the shares of common stock offered by us in the Concurrent Offering. Giving effect to both this offering and the Concurrent Offering at the public offering price per share of common stock of $        (assuming conversion of all shares of Series A preferred stock offered in this offering), our as adjusted net tangible book value as of September 30, 2022, would have been approximately $         million, or $        per share of common stock, which represents an immediate increase in net tangible book value of $        per share of common stock to existing shareholders and immediate dilution in net tangible book value of $        per share of common stock into which the shares of Series A preferred stock are convertible to investors participating in this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants or settlement of the restricted stock units described above.

To the extent that outstanding options and warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering                shares of our Series A preferred stock. We are also registering the shares of common stock issuable from time to time upon conversion of the Series A preferred stock offered hereby.

The following description of our capital stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended, or our Articles of Incorporation, Third Amended and Restated Bylaws, or our Bylaws, and the Pennsylvania Business Corporation Law of 1988, as amended, or the PBCL, are summaries and are qualified in their entirety by reference to our Articles of Incorporation and our Bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Authorized Capital Stock

Pursuant to our Articles of Incorporation, our authorized capital stock consists of 95,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, to be designated from time to time by our board of directors.

Common Stock

As of September 30, 2022, there were 56,679,389 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock in person or represented by proxies in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock that we may issue may be entitled to elect.

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably dividends when, as, and if declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to ratably receive the net assets of our company available after the payments of all debts and other liabilities and subject to the prior rights of the holders of any then-outstanding shares of preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable. The rights and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Series A Preferred Stock

The following summary of certain terms and provisions of our Series A preferred stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series A preferred stock, or the Certificate of Designations, that we expect to file as an exhibit to a Current Report on Form 8-K.

General. Our Articles of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.01 per share.

Subject to the limitations prescribed by our Articles of Incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our shareholders. Our board of directors has designated              of the 10,000,000 authorized shares of preferred stock as Series A preferred stock. When issued, the shares of Series A preferred stock will be validly issued, fully paid and non-assessable.

Automatic Conversion Upon Authorized Share Approval. Each share of our Series A preferred stock will automatically convert into 10 shares of our common stock without any further action or the payment of additional consideration by the holder thereof, subject to and immediately upon, approval by our shareholders of an amendment to our Second Amended and Restated Articles of Incorporation, as amended, and filing and effectiveness thereof, to increase the number of shares of common stock we are authorized to issue, which we refer to as Authorized Share Approval. We have agreed to use commercially reasonable efforts to obtain Authorized Share Approval. The number of shares of common stock issuable upon conversion of each share of Series A preferred stock is determined by multiplying one share of Series A preferred stock by the Series A Conversion Rate in effect at the time of conversion. The “Series A Conversion Rate” shall initially be 10 shares of common stock for each share of Series A preferred stock. The Series A Conversion Rate shall be subject to adjustment as provided in the Certificate of Designation. If Authorized Share Approval is not obtained by June 30, 2023, the Series A Conversion Rate then-in-effect shall be increased by 10% and will increase by an additional 10% per year on June 30 of each year for which the Authorized Share Approval has not yet been obtained, subject to the limits set forth in the Certificate of Designation.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to our shareholders, and in the event of a Deemed Liquidation Event (as defined in the Certificate of Designations) the holders of shares of Series A preferred stock then outstanding shall be entitled to be paid out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined in the Certificate of Designations), as applicable, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share, or the Series A Liquidation Amount, equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A preferred stock been converted into common stock pursuant to the Certificate of Designations immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. The Series A Original Issue Price shall mean $             per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A preferred stock.

Voting Rights. The Series A preferred stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted our shareholders for their action or consideration, except as otherwise provided by the PBCL or the other provisions of the Articles of Incorporation or the Certificate of Designations.

As long as any shares of Series A preferred stock are outstanding, we may not, without the approval of the holders of a majority of the outstanding shares of Series A preferred stock, take the following actions: (i) amend, alter or repeal any provision of the Articles of Incorporation, the Certificate of Designations or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A preferred stock; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A preferred stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A preferred stock or increase the authorized number of shares of any additional class or series of capital stock of the Company unless the same ranks junior to the Series A preferred stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iii) (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A preferred stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A preferred stock in respect of any such right, preference, or privilege or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A preferred stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A preferred stock in respect of any such right, preference or privilege; or (iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company (with exceptions for dividends on the common stock solely in the form of additional shares of common stock).

Dividends. Holders of Series A preferred stock shall be entitled to receive dividends or distributions on shares of Series A preferred stock equal (on an as-if-converted-to-common stock basis) to and in the same form as dividends or distributions actually paid on shares of our common stock when, as and if such dividends or distributions are paid on shares of our common stock. No other dividends or distributions shall be paid on shares of Series A preferred stock.

Exchange Listing. We do not intend to list the Series A preferred stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series A preferred stock to be listed on the Nasdaq Capital Market.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SCTL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-Takeover Provisions of Pennsylvania Law, our Articles of Incorporation, and our Bylaws

Pennsylvania Anti-Takeover Law

Provisions of the PBCL applicable to us provide, among other things, that:

•

we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;

•

holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group”;

•

holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares of the Company; and

•

any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our Articles of Incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result our company being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

Articles of Incorporation and Bylaws

Provisions of our Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles of Incorporation and Bylaws:

•	divide our board of directors into three classes with staggered three-year terms;

•	provide that a special meeting of shareholders may be called only by a majority of our board of directors;

•

establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•	provide that shareholders may only act at a duly organized meeting; and

•

provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Chester in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders. When there are no federal courts located in the County of Chester, as is currently the case, the exclusive forum provision of our Bylaws establishes exclusive jurisdiction for the matters above in the state courts of the County of Chester. However, such provision does not establish exclusive jurisdiction in the state courts of the County of Chester for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.

UNDERWRITING

RBC Capital Markets, LLC is acting as sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $         per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Underwriting discounts and commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by the Company
No Exercise
Per share	$
Total	$

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lock-Ups

We, our officers and our directors have agreed that, subject to certain specified exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of RBC Capital Markets, LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. RBC Capital Markets, LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SCTL.” There is no established public trading market for the Series A Preferred Stock, and we do not expect a market to develop. We do not intend to list the Series A Preferred Stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering and the Concurrent Offering, excluding underwriting discounts and commissions, will be approximately $        . We have also agreed to reimburse the underwriters for expenses related to any filing with, and any clearance of this offering by, the Financial Industry Regulatory Authority (FINRA).

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail or on their web sites or through online services maintained by one or more of the underwriters or their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include, among other things, securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As discussed further elsewhere in this prospectus supplement, Royal Bank of Canada is acting as administrative agent under the RBC Credit Agreement. See “Prospectus Supplement Summary - Recent Developments - RBC Credit Agreement” for more information.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Series A preferred stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our Series A preferred stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Series A preferred stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our Series A preferred stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the shares of Series A preferred stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our shares of Series A preferred stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our shares of Series A preferred stock may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our shares of our Series A preferred stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our shares of Series A preferred stock shall in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares of Series A preferred stock to be offered so as to enable an investor to decide to purchase our shares of Series A preferred stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of Series A preferred stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Series A preferred stock offered should conduct their own due diligence on the shares of Series A preferred stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Hong Kong

The shares of Series A preferred stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Series A preferred stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Series A preferred stock may not be circulated or distributed, nor may the shares of Series A preferred stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of Series A preferred stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares of Series A preferred stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares of Series A preferred stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares of Series A preferred stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The shares of Series A preferred stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares of Series A preferred stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The shares of Series A preferred stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of Series A preferred stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of Series A preferred stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Series A preferred stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of Series A preferred stock k applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Series A preferred stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Switzerland

The shares of Series A preferred stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Series A preferred stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of Series A preferred stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Series A preferred stock have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Series A preferred stock.

Taiwan

The shares of Series A preferred stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares of Series A preferred stock in Taiwan.

United Arab Emirates

The shares of Series A preferred stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of securities is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the issuance of the Series A preferred stock offered by this prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania. Certain matters will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Societal CDMO, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.societalcdmo.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

•

Our Annual Report on  Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 and the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 11, 2022, August 10, 2022 and November 9, 2022, respectively;

•

Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January  14, 2022; January  24, 2022; March  21, 2022; May  5, 2022; May  20, 2022; June  30, 2022; August  16, 2022; August  22, 2022; September  8, 2022; and December 12, 2022 (other than any portions thereof deemed furnished and not filed); and

•

the description of our common stock contained in our registration statement on  Form 8-A filed on March 4, 2014 (File No. 001-36329) with the SEC, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on  Form 10-K for the fiscal year ended December 31, 2021.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our Series A preferred stock shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Stephanie Diaz, Vida Strategic Partners, 2443 Fillmore Street, Suite 450, San Francisco, CA 94115, (415) 675-7401, email address: sdiaz@vidasp.com. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.societalcdmo.com. The information on such website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Recro Pharma, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

Offered by the Company

2,202,420 Shares

Common Stock

Offered by Selling Shareholders

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

In addition, the selling shareholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, may offer and sell up to 2,202,420 shares of our common stock from time to time under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

The selling shareholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 26 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of the common stock by the selling shareholders under this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “REPH.” On February 25, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.91 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. In addition, the selling shareholders may from time to time sell up to an aggregate amount of 2,202,420 shares of our common stock, subject to customary anti-dilution protections, in one or more offerings.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Recro,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Recro Pharma, Inc., and its consolidated subsidiaries unless otherwise specified. References to the “selling shareholders” refer to the shareholders listed herein under the heading “Selling Shareholders” and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in our securities other than through a public sale. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investors” section of our website at www.recrocdmo.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021;

•

Our Current Reports on Form 8-K filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on January 14, 2021, February  16, 2021 and February 23, 2021 (in each case other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock contained in our Form 8-A filed with the SEC on March 4, 2014 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

-ii-

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the address or phone number on the cover page of this registration statement. You may also access this information on our website at recropharma.com by viewing the “Financial & Filings” subsection of the “Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, but are not limited to, statements concerning:

•	our estimates regarding expenses, future revenue, cash flow, capital requirements and timing and availability of and the need for additional financing;

•

our ability to maintain or expand our relationships, profitability and contracts with our key commercial partners, including the impact of changes in consumer demand for the products we manufacture for our commercial partners;

•	our ability to grow and diversify our business with new customers, including our ability to meet desired project outcomes with development customers;

•	the extent to which the ongoing COVID-19 pandemic continues to disrupt our business operations and financial condition and the business operations and financial condition of our customers;

•

our ability to operate under increased leverage and associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives;

•

the performance of third-party suppliers upon which we depend for Active Pharmaceutical Ingredients, or APIs, excipients, capsules, reagents, etc., and other third parties involved with maintenance of our facilities and equipment;

•	our ability to obtain and maintain patent protection for applicable products and defend our intellectual property rights against third-parties;

•	pharmaceutical industry market forces that may impact our commercial customers’ success and continued demand for the products we produce;

•	our ability to recruit or retain key scientific, technical, business development, and management personnel and our executive officers; and

•

our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including Good Manufacturing Practice, or cGMP, compliance and U.S. Drug Enforcement Agency, or DEA, compliance and other relevant regulatory authorities applicable to our business.

You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

-iv-

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference herein and therein is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

-v-

ABOUT RECRO

Overview

We are a dedicated contract development and manufacturing organization, or CDMO, solving complex formulation and manufacturing challenges for companies developing oral solid dose drug products. We leverage our formulation and development expertise to develop and manufacture pharmaceutical products using proprietary delivery technologies and know-how for partners who develop and commercialize or plan to commercialize these products. In 2020, we launched our clinical trials support services capabilities, which includes preparation of clinical trial supplies, as well as specialized services dedicated to the development and Good Manufacturing Practices, or GMP, of high-potency products. We operate a 97,000 square foot, DEA-licensed manufacturing facility in Gainesville, Georgia, as well as a 24,000 square foot development, high-potency product and clinical packaging facility in Gainesville, Georgia that we opened in October 2018. We currently develop and/or manufacture the following key products with our key commercial partners: Ritalin LA®, Focalin XR®, Verelan PM®, Verelan SR®, Verapamil PM and Verapamil SR, as well as supporting development stage products.

Our manufacturing and development capabilities include formulation, product development from formulation through clinical trial and commercial manufacturing, and specialized capabilities for solid oral dosage forms, extended release and controlled substance manufacturing, as well as high potency development and manufacturing. In a typical collaboration, we work with our partners to develop product candidates, or new formulations of existing product candidates, and may license certain intellectual property to such partners. We also typically exclusively manufacture and supply clinical and commercial supplies of these proprietary products and product candidates.

Our Strategy

The CDMO market is large and growing and is expected to continue to expand as outsourced penetration is seen due to biotechnology and pharmaceutical companies outsourcing more of their operations. We believe companies, which include our customers and prospective customers, generally prefer fewer, higher quality suppliers with specialized expertise in addressing their formulation and manufacturing challenges early in the development cycle. Our strategy for growth in this market includes:

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Expand Existing Customer Relationships. We maintain strong customer relationships with large pharmaceutical and biotechnology companies with established and stable pharmaceutical products. Our development-stage business also provides us the opportunity to provide services through the lifecycle of a product. Approximately 90% of our development customers have signed additional proposals for extension work, such as next step development proposals or additional batches. We view this repeat work as indicative of the level of confidence our existing customers have in our technical ability and reliable execution. We believe this pattern indicates potential for future growth and plan to leverage our current relationships for new business opportunities moving forward.

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Diversify Our Customer Base. We have taken, and continue to take, steps to diversify and expand our customer base. Over the last several years, we have increased our focus on business development, hired subject matter experts and established additional systems and processes to expand our offering of development-stage services to attract new customers. In 2020 we launched new clinical trial support services, or CTS, capabilities, and we launched a significant new commercial product tech transfer project. This strategy has resulted in adding 16 new customers over the past two years, and we expect to further expand our business with new customers in 2021.

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Invest in our Manufacturing Capabilities. We intend to continue investing in our facilities and infrastructure to maximize our utilization and support our customers’ development and commercial manufacturing requirements.

•	Explore Acquisitions and Licensing. We may drive growth through the acquisition of business capabilities, products, product lines, technologies and capabilities.

Our Competitive Strengths

We believe that the strong relationships we have with our commercial partners result from of our competitive strengths. In particular:

•	Our Operational Excellence. We maintain a commitment to continually improve productivity and customer service levels and maintain excellent quality and regulatory compliance systems.

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Focus on Specialized Markets. We participate in specialized markets where significant technical expertise provides a competitive advantage. This includes differentiated drug delivery, controlled substance and complex formulation. Our core expertise is modified release oral solid dosage form development and manufacturing and custom release profile development, including for DEA controlled substance products. We developed extended, controlled and sustained release mechanisms and other intellectual property for several current commercial products.

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Our Longstanding Relationships with Our Partners. We maintain longstanding, collaborative relationships with our customers. We believe this allows us to leverage our extensive experience and deep knowledge of their business to better address our commercial partners’ business and developmental goals.

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Our Integrated Full-Service Development and Manufacturing Facilities. We believe pharmaceutical companies generally prefer to engage with CDMOs that are able to work with a product throughout its lifecycle and have experienced a reliable track record of regulatory compliance and quality control first-hand. Our early-stage development and high-potency business feeds clinical and commercial manufacturing opportunities to our manufacturing business. We believe that by providing customers with a broad range of services from benchtop through commercial launch and supply, we can best support the needs of our customers throughout the lifecycle of their products. We provide fully-integrated and customized biomanufacturing services that support our customers from the early preclinical stage through commercial launch and supply. Our services are all supported by modern facilities designed to meet customer needs from early stage development to commercial supply.

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Our Customer-Centric, Consultative Approach. We are highly collaborative throughout the product lifecycle, guiding our commercial partners through the development process towards commercialization, including support and guidance on regulatory matters and chemistry, manufacturing and controls, or CMC, regulatory document preparation. In particular, we provide differentiated capabilities across a broad array of services that support the ability to serve our commercial partners through the entire development spectrum.

Services

We offer integrated solutions for formulation, analytical services, regulatory support, manufacturing, and packaging of both commercial and development stage oral solid dose drug products. Our two facilities are located just four miles apart in Gainesville, Georgia, allowing employees to seamlessly move from one facility to the other and leveraging the same support staff for facilities, quality, project management and information technology:

•	Our 97,000 square foot manufacturing facility provides a full range of manufacturing capabilities from scale-up services to commercial manufacture.

•	Our 24,000 square foot development and high-potency product facility focuses on development and clinical packaging.

Our end-to-end service capabilities allow our customers to start with us for early-phase projects and stay with us through late phase and commercial projects. Early-stage coordination with customers utilizing our development and high-potency product facility helps assure streamlined technology transfer for final scale up and manufacturing at our commercial manufacturing site.

Corporate Information

We were incorporated under the laws of the Commonwealth of Pennsylvania in November 2007. Our principal executive offices are located at 490 Lapp Road, Malvern, PA 19355 and our telephone number is (484) 395-2470. Our website address is www.recrocdmo.com. The information contained in, or accessible through, our website does not constitute part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus or the accompanying prospectus supplement or free writing prospectus, and you should not consider information contained on our website as part of this prospectus or the accompanying prospectus supplement or free writing prospectus.

Acute Care Spin-Off

On November 21, 2019, we completed the spin-off of Baudax Bio, Inc., or Baudax Bio, to our shareholders. Baudax Bio consists of our former Acute Care business. The transaction was completed through a pro rata distribution of 100% of the common stock of Baudax Bio to our shareholders of record as of the close of business on November 15, 2019. Each of our shareholders received one share of Baudax Bio’s common stock, for every two and one-half shares of our common stock. Additionally, we contributed $19 million of cash to Baudax Bio in connection with the separation. For additional information on the spin-off of Baudax Bio please read Note 3 to our consolidated financial statements beginning on page F-1 of our Annual Report on Form 10-K for the year ended December 31, 2020.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

Risks Related to the Common Stock Offered by the Selling Shareholders

If the selling shareholders sell significant amounts of our common stock, or the perception exists that these sales could occur, such events could cause our common stock price to decline.

This prospectus covers the resale from time to time by the selling shareholders of up to 2,202,420 shares of our common stock. Once the registration statement, of which this prospectus is a part, is declared effective, all of these shares will be available for resale in the public market. If the selling shareholders sell significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common stock could decline. Further, the perception of these sales or issuances could impair our ability to raise additional capital through the sale of our equity securities.

None of the proceeds from the sale of shares of our common stock by the selling shareholders in this offering will be available to us.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders in this offering. The selling shareholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling shareholders will be available to us for our use. See “Use of Proceeds.”

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, working capital, repayment of debt (including debt service, principal and interest), acquisitions or investments in businesses and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Authorized Capital Stock. Our authorized capital stock consists of (i) 50,000,000 shares of common stock, par value $0.01 per share, of which 31,012,003 shares have been issued and are outstanding as of February 19, 2021, referred to as the capitalization date, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares have been issued and are outstanding as of the capitalization date. We do not hold any shares of our capital stock in its treasury.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our Board of Directors, or Board, out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

No Preemptive or Similar Rights. Our common stock has no preemptive rights, conversion rights, redemption rights or other subscription rights or redemption or sinking fund provisions. In the event of a liquidation, dissolution or winding up of us, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “REPH.” On February 25, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.91 per share. As of February 19, 2021, we had approximately eight shareholders of record.

Common Stock Offered by Selling Shareholders. See the section titled “Selling Shareholders” for additional information about the common stock offered by the selling shareholders.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated articles of incorporation and amended and restated bylaws:

•	Divide our board of directors into three classes with staggered three-year terms;

•	Provide that a special meeting of shareholders may only be called only by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president;

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Establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•	Provide that shareholders may only act at a duly organized meeting;

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Provide that certain provisions of the amended and restated articles of incorporation may only be amended with the affirmative vote of 66 2/3% of the holders of the outstanding shares of capital stock; and

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Provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our amended and restated articles of incorporation also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania Business Corporation Law, or the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders.

The exclusive forum provision described above is intended to apply to the fullest extent permitted by law, including to actions arising under the Securities Act or the Exchange Act. However, the enforceability of exclusive forum provisions in the governing documents of other companies has been challenged in legal proceedings, and it is possible that a court could find our forum selection provision to be inapplicable or unenforceable with respect to actions arising under the Securities Act or the Exchange Act. Even if it is accepted that our exclusive forum provision applies to actions arising under the Securities Act, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions under Pennsylvania Law

Pennsylvania Anti-Takeover Law

Provisions of the PBCL applicable to us provide, among other things, that:

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we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;

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holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group;”

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holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares of the Company; and

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any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our amended and restated articles of incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result our company being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Chester in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders. When there are no federal courts located in the County of Chester, as is currently the case, the exclusive forum provision of our bylaws establishes exclusive jurisdiction for the matters above in the state courts of the County of Chester. However, such provision does not establish exclusive jurisdiction in the state courts of the County of Chester for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

•	if the debt securities of a series, in whole or any specified part, shall be defeasible.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

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the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

•	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

•	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

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failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

•	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

•	certain cross defaults, if and as applicable; and

•	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

•	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods.

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee.

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

•

waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity; or

•

make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

This is referred to as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Recro Pharma, Inc.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the unites; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders from time to time of up to an aggregate of 2,202,420 shares of our common stock. The following table sets forth information regarding beneficial ownership of our securities by the selling shareholders as of February 19, 2021 and is based upon information provided to us by the selling shareholders and in our possession as of February 19, 2021. Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares that May Be Offered Pursuant to This Prospectus	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Outstanding Shares of Common Stock Beneficially Owned After Offering(3)
Athyrium Opportunities II Acquisition LP(4)	174,332	1,101,210	174,332	0.6%
Athyrium Opportunities III Acquisition LP(5)	174,332	1,101,210	174,332	0.6%

(1)

The number of shares of our common stock indicated assumes exercise of all of the selling shareholders’ warrants (the “Warrants”), each for one share of common stock, subject to customary anti-dilution protections. As a result, the number of shares of common stock issuable upon exercise of the warrants may increase or decrease in the future.

(2)	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part that are held by the selling shareholders are resold to third parties.
(3)	Based on 31,012,003 shares issued and outstanding as of February 19, 2021.
(4)

The following entities affiliated with Athyrium Opportunities II Acquisition LP may be deemed to beneficially own indirectly 1,275,542 shares of our common stock held by Athyrium Opportunities II Acquisition LP: (i) Athyrium Opportunities Associates II LP; (ii) Athyrium GP Holdings LLC; and (iii) Athyrium Funds GP Holdings, LLC. The address of the principal business office of Athyrium Opportunities II Acquisition LP is 505 Fifth Avenue, Floor 18, New York, NY, 10017.

(4)

The following entities affiliated with Athyrium Opportunities III Acquisition LP may be deemed to beneficially own indirectly 1,275,542 shares of our common stock held by Athyrium Opportunities III Acquisition LP: (i) Athyrium Opportunities Associates III LP; (ii) Athyrium Opportunities Associates III GP LLC; and (iii) Athyrium Funds GP Holdings, LLC. The address of the principal business office of Athyrium Opportunities III Acquisition LP is 505 Fifth Avenue, Floor 18, New York, NY, 10017.

Athyrium Credit Agreement

On November 17, 2017, we entered into a five-year credit agreement (the “Credit Agreement”), with Athyrium Opportunities III Acquisition LP (“Athyrium Opportunities III”), as administrative agent and lender and Athyrium Opportunities II Acquisition LP (“Athyrium Opportunities II” and, together with Athyrium Opportunities III, “Athyrium”) as lender. Athyrium Opportunities III is an affiliate of Athyrium Opportunities II. The Credit Agreement provided for $100 million in term loans, $60 million of which was funded in November 2017. In December 2018, we amended the Credit Agreement to, among other things, revise the conditions for drawing on the additional tranches of term loans, and drew upon a $10 million term B-1 loan. On February 28, 2019, we entered into a second amendment to the Credit Agreement which, among other things, increased the amount of term loans available under the Credit Agreement from $100 million to $125 million, restructured the existing $15 million term B-2 loan and $15 million term C loan into one $55 million term B-2 loan and extended the maturity date until March 31, 2023. As of December 31, 2020, we had an outstanding balance under the Credit Agreement of $116 million.

Each of Athyrium Opportunities II and Athyrium Opportunities III acquired the Warrants on November 17, 2017 in connection with the Credit Agreement. Pursuant to the Warrants, we agreed, among other matters, to register for resale the Warrants and shares of our common stock issuable upon the exercise of the Warrants. In accordance with the terms of the Warrants, we registered such Warrants and shares of our common stock issuable upon the exercise of the Warrants for resale under a registration statement with the SEC.

The selling shareholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of its Warrants since the date as of which the information is presented in the above table.

Fifth Amendment to Credit Agreement and Investor Documents

On February 19, 2021, we entered into a Fifth Amendment to Credit Agreement and Investment Documents, which provided for the repayment by us of $16.0 million of the outstanding principal amount of the loans issued under the Credit Agreement, reduces the interest rate on the remaining loans outstanding and permits an equity issuance in connection with the Fifth Amendment and the transactions contemplated thereby. The Fifth Amendment also changes certain other terms and covenants contained the Credit Agreement that allow us to pursue additional acquisitions as well as easing certain requirements surrounding the financial covenants, including the liquidity we are required to maintain as well as the threshold for compliance with the consolidated leverage ratio.

Private Placement and Stock Issuance Agreement

On February 19, 2021, we entered into a Stock Issuance Agreement (the “Stock Issuance Agreement”) with Athyrium for the sale by us in a private placement (the “Private Placement”) of 2,202,420 shares (the “Athyrium Shares”) of the our common stock as consideration for Athyrium’s entrance into the Fifth Amendment and reduction in the amount of principal and interest outstanding under the Credit Agreement and payments of accrued and unpaid interest and an exit fee in an aggregate amount equal to $9,360,285.

The Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of Athyrium Opportunities III and Athyrium Opportunities II represented that it was an accredited investor within the meaning of Rule 501 of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Athyrium Shares were offered without any general solicitation by the Company or its representatives.

Information concerning the selling shareholders may change from time to time and any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part if and when necessary.

Other than as described above, and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling shareholders has within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities.

We have agreed to pay all costs, expenses and fees relating to registering the Athyrium Shares to be sold by the selling shareholders identified in this prospectus. The selling shareholders will pay any underwriting discounts, selling commissions, stock transfer taxes or similar charges incurred for the sale of the Athyrium Shares.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling shareholders may from time to time sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for discounts or commissions payable to such underwriters or broker-dealers. The selling shareholders may use any one or more of the following methods (which may involve crosses or block transactions) when selling securities:

•	on any national stock exchange or U.S. interdealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell all or a portion of their common stock in reliance upon Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling shareholders may also transfer, devise or gift such securities by other means not described in this prospectus. The selling shareholders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the securities we are registering.

Each time that we or the selling shareholders sell securities covered by this prospectus, we or the selling shareholders will (to the extent required) provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. The selling shareholders as well as underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities held by the selling shareholders. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We or the selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine as to certain legal matters.

EXPERTS

The consolidated and combined financial statements of Recro Pharma, Inc. as of December 31, 2020 and 2019, and for the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                Shares

Societal CDMO, INC.

Series A Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

                , 2022

RBC Capital Markets